             TIERS(SM) ASSET BACKED SUPPLEMENT SERIES NASDAQ 2000-3




                                     between

                           STRUCTURED PRODUCTS CORP.,
                                  as Depositor

                                       and

              THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
                                   as Trustee

                   TIERS(SM) Principal-Protected Asset Backed
                    Certificates Trust Series Nasdaq 2000-3

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
Preliminary Statement .......................................................................................     1
Section 1.   Certain Defined Terms ..........................................................................     1
Section 2.   Creation and Declaration of Trust; Grant of Term Assets; Acceptance by Trustee and Co-Trustee...     8
Section 3.   Designation; Authorization to Execute the Swap Agreement .......................................     8
Section 4.   Date of the Certificates .......................................................................     8
Section 5.   Aggregate Par Amount and Denominations; Other Matters Concerning the Term Assets ...............     8
Section 6.   Currency of the Certificates ...................................................................     9
Section 7.   Form of Securities .............................................................................     9
Section 8.   Administrative Agent; Sub-Administrative Agent .................................................     9
Section 9.   Certain Provisions of Base Corporate Trust Agreement Not Applicable ............................     9
Section 10.  Distributions ..................................................................................     9
Section 11.  Termination of Trust ...........................................................................    12
Section 12.  Limitation of Powers and Duties ................................................................    12
Section 13.  Compensation of Trustee and Co-Trustee .........................................................    13
Section 14.  Modification or Amendment ......................................................................    14
Section 15.  Accounting .....................................................................................    14
Section 16.  Reports to Certificateholders ..................................................................    14
Section 17.  No Event of Default ............................................................................    14
Section 18.  Notices ........................................................................................    14
Section 19.  Access to Certain Documentation ................................................................    15
Section 20.  Advances .......................................................................................    15
Section 21.  Ratification of Agreement ......................................................................    15
Section 22.  Counterparts ...................................................................................    15
Section 23.  Governing Law ..................................................................................    15
Section 24.  Certificate of Compliance ......................................................................    15
Section 25.  Tax Year of Trust ..............................................................................    16
Section 26.  Matters Concerning the Co-Trustee ..............................................................    16
Section 27.  Notice to Depositor and Others Regarding Reports ...............................................    16
Exhibit A    --   Description of the Term Assets
Exhibit B    --   Terms of the Certificates as of Closing Date
Exhibit C    --   Form of Certificates

                                       I

            TIERS(SM) ASSET BACKED SUPPLEMENT SERIES NASDAQ 2000-3 dated as of April 12, 2000 (this "Series Supplement") between
            STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and The Bank of New York Trust Company (Cayman) Limited, a Cayman Islands bank, as Trustee (the "Trustee").

                              PRELIMINARY STATEMENT

                  Pursuant to the Base Corporate Trust Agreement dated as of April 12, 2000 (as amended and supplemented pursuant to this Series Supplement, the "Agreement"), among the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Agreement for the purpose of creating a trust. Section 5.13 of the Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Section 8.10 of the Agreement provides that the Depositor and the Trustee acting jointly may appoint one or more co-trustees to act as co-trustee of all or part of such trust, or any part thereof, and subject to provisions of such section, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Each trust certificate of such new Series of trust certificates shall represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Agreement.

                  Pursuant to this Series Supplement, the Depositor and the Trustee shall (i) create and establish a new trust to be known as TIERS(SM) Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the TIERS(SM) Principal-Protected Trust Certificates (the "Certificates") and (ii) appoint The Bank of New York as the co-trustee (the "Co-Trustee") pursuant to Section 8.10 of the Agreement. The Depositor and the Trustee shall herein specify certain terms and conditions of the Trust and the Certificates.

                  On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Agreement.

                  Section 1. Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Agreement also contains rules as to usage which shall be applicable hereto. In addition, although this Series Supplement uses the term "par amount" with respect to the Certificates, the Certificates represent equity in and not a debt obligation of the Trust and are subordinate to the claims of general creditors.

         (b) Pursuant to Article I of the Agreement, the meaning of certain defined terms used in the Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

                  "Affected Term Assets": Means any Term Assets with respect to which an amortization period has occurred or with respect to which principal payments are paid prior to the Final Scheduled Distribution Date.

                  "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Calculation Agent":  Salomon Smith Barney Inc.

                  "Calculation Day": Means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

                  "Calculation Period": Means the period from and including the seventh scheduled Index Business Day prior to each Reset Date (including the Final Scheduled Distribution Date) to and including the second scheduled Index Business Day prior to each Reset Date (including the Final Scheduled Distribution Date).

                  "Certificateholder" or "Holder": With respect to any Certificate, the holder thereof.

                  "Certificateholders" or "Holders": With respect to any Certificates, the holders thereof.

                  "Closing Date":  April 12, 2000.

                  "Corporate Trust Office": The Bank of New York Trust Company (Cayman) Limited, Butterfield House, Fort Street, P.O. Box 705, George Town, Grand Cayman, Cayman Islands, with a copy to The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, Attention: Global Structured Products Unit or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

                  "Depositary":  The Depository Trust Company.

                  "Distribution Date": The Final Scheduled Distribution Date, the Supplemental Distribution Date, the Swap Termination Date, or the distribution date following the occurrence of a Term Assets Credit Event.

                  "Distribution Threshold":  $90,000.

                  "Eligible Investments": Means any one or more of the following obligations or securities, which in all cases have stated final maturity that is within twelve months of the date of purchase by the Trust:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Eligible Investments only if they have a rating in the highest long term rating categories of each of the Rating Agencies;

                  (b) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by, any depository institution or trust company (including the Co-Trustee or any agent of the Co-Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) or contractual commitment providing for such investment have a rating in the highest long term rating categories of each of the Rating Agencies;

                  (c) repurchase agreements with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States, with a counterparty having a credit rating in the highest long term rating categories of each of the Rating Agencies;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have a rating in the highest long term rating categories of each of the Rating Agencies; and

                  (e) commercial paper having, at the time of such investment, a rating in the highest short term rating categories of each of the Rating Agencies.

                  "Ending Value": The Ending Value for any Reset Date other than the Final Scheduled Distribution Date means the value of the Nasdaq-100 Index at the close of the market on that Reset Date or, if that Reset Date is not an Index Business Day, the value at the close of the market on the preceding Index Business Day. The Ending Value for the Final Scheduled Distribution Date shall be the average of the values of the Nasdaq-100 Index from and including the seventh scheduled Index Business Day prior to the Final Scheduled Distribution Date to and including the second scheduled Index Business Day prior to the Final Scheduled Distribution Date. The Ending Value for the Final Scheduled Distribution Date shall be calculated by reference to six or even a single day's closing value if there is a Market Disruption Event or other disruption in the trading of the component stocks comprising the Nasdaq-100 Index or certain futures or options relating to the Nasdaq-100 Index during the calculation period. If the Nasdaq Stock Market, Inc. discontinues publication of the Nasdaq-100 Index or a Successor Index is published, then the Ending Value as of any succeeding Reset Date shall be determined by reference to the value of such Successor Index.

                  If the Nasdaq Stock Market, Inc. discontinues publication of the Nasdaq-100 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Reset Date or Calculation Day, the value to be substituted for the Nasdaq-100 Index for any such Reset Date or Calculation Day used to calculate the Interest Distribution Amount will be a value computed by the Calculation Agent for such Reset Date or Calculation Day in accordance with the procedures last used to calculate the Nasdaq-100 Index prior to any such discontinuance.

                  If the Nasdaq Stock Market, Inc. discontinues publication of the Nasdaq-100 Index prior to the period during which the Interest Distribution Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Index Business Day until the earlier to occur of (a) the determination of the Ending Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Interest Distribution Amount as described in the preceding paragraph as if such day were a Reset Date or Calculation Day, as the case may be. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone.

                  If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Nasdaq-100 Index as described above, such Successor Index or value shall be substituted for the Nasdaq-100 Index for all purposes, including for purposes of determining whether an Index Business Day occurs or a Market Disruption Event exists.

                  If at any time the method of calculating the Nasdaq-100 Index or a Successor Index is changed in any material respect, or if the Nasdaq-100 Index or a Successor Index is in any other way modified so that the value of the Nasdaq-100 Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the value thereof had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to any Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Nasdaq-100 Index or such Successor Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Nasdaq-100 Index or such Successor Index. Accordingly, if the method of calculating the Nasdaq-100 Index or such Successor Index is modified so that the value of the Nasdaq-100 Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Nasdaq-100 Index), then the Calculation Agent shall adjust the Nasdaq-100 Index in order to arrive at a value of the Nasdaq-100 Index as if it had not been modified (e.g., as if such split had not occurred).

                  "Excess Investment Interest": Means the interest earned on Eligible Investments that are purchased with payments of principal made on Affected Term Assets prior to the Final Scheduled Distribution Date which interest exceeds the interest which would have been earned had the funds invested in such Eligible Investments continued to have been invested in the applicable Term Assets.

                  "Exchange Act": Means the Securities Exchange Act of 1934, as amended.

                  "Final Scheduled Distribution Date":  March 21, 2005.

                  "Index Business Day": Means a day on which the Nasdaq Stock Market and the Chicago Board of Exchange are open for trading and the Nasdaq-100 Index or any Successor Index, as defined below, is calculated and published.

                  "Index Return": Means an amount equal to the compounded result of the Periodic Capped Returns computed in the following manner:

                  Product of [(1.00 + the Periodic Capped Return) for each Reset Date] - 1.00.

                  "Interest Distribution Amount": An amount per Certificate determined according to the following formula:

                  Principal Amount ($10 per Certificate)    *    Index Return

                  "Market Disruption Event": Means any of the following events, as determined by the Calculation Agent.

                  (a) The suspension or material limitation of trading in 20% or more of the number of the underlying stocks which then comprise the Nasdaq-100 Index or any Successor Index, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on the American Stock Exchange ("AMEX"), the New York Stock Exchange ("NYSE"), the Nasdaq Stock Market, or any other applicable organized U.S. exchange. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to AMEX Rule 117 or NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, the Nasdaq Stock Market, any other self regulatory organization or the Securities and Exchange Commission ("SEC") of similar scope or as a replacement for AMEX Rule 117 or NYSE Rule 80B, as determined by the Calculation Agent) shall be considered "material."

                  (b) The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Nasdaq-100 Index or any Successor Index or options on such futures contracts which are traded on any major U.S. exchange or (B) options contracts related to the Nasdaq-100 Index or any Successor Index which are traded on the Chicago Board Options Exchange or any other major U.S. exchange.

                  (c) The unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the number of the underlying stocks which then comprise the Nasdaq-100 Index or any Successor Index or in respect of futures contracts related to the Nasdaq-100 Index or any

Successor Index, options on such futures contracts or options contracts related to the Nasdaq-100 Index or any Successor Index, in each case traded on any major U.S. exchange.

                  For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to discontinue permanently trading in the relevant futures or options contract shall not constitute a Market Disruption Event, (3) any suspension in trading in a futures or options contract on the Nasdaq-100 Index or any Successor Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a Market Disruption Event, notwithstanding that such suspension or material limitation is less than two hours, and (4) a "suspension or material limitation" on an exchange or in a market shall include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but shall not include limitations imposed on certain types of trading under NYSE Rule 80A or any applicable rule or regulation enacted or promulgated by the AMEX, the NYSE, any other self-regulatory organization or the SEC of a similar scope or as a replacement for NYSE Rule 80A, as determined by the Calculation Agent) and shall not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

                  "Nasdaq-100 Index": The Nasdaq-100 Index published by The Nasdaq Stock Market, Inc.

                  "Net Aggregate Term Assets Price Return Amount": Means, as of any date of determination, an amount equal to the difference between (i) all Term Assets Price Return Amounts paid by the Swap Counterparty to the Trust and
(ii) all Term Assets Price Return Amounts paid by the Trust to the Swap Counterparty.

                  "Par Amount": with respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Term Assets or the Swap Agreement.

                  "Periodic Capped Return": The Periodic Capped Return for any Reset Date (including the Final Scheduled Distribution Date) equals the following fraction:

                          Ending Value - Starting Value
                          -----------------------------
                                 Starting Value

         provided, however, that the Periodic Capped Return shall not in any circumstances be greater than 15%.

                  "Place of Distribution":  New York, New York.

                  "Rating Agency": Each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc., and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

                  "Record Date": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

                  "Reset Dates": March 21, June 21, September, and December 21 of each year, commencing June 21, 2000 and ending on the Final Scheduled Distribution Date.

                  "Specified Currency":  United States Dollars.

                  "Starting Value": The Starting Value for the initial Reset Date shall equal 4583.39, which equals the value of the Nasdaq-100 Index at the close of the market on the date when the Certificates were priced for initial sale to the public. The Starting Value for each subsequent Reset Date (including the Final Scheduled Distribution Date) shall equal the Ending Value on the immediately preceding Reset Date.

                  "Successor Index": Means the index determined by the Calculation Agent as comparable to the Nasdaq-100 Index in the event that The Nasdaq Stock Market, Inc. discontinues the publication of the Nasdaq-100 Index.

                  "Supplemental Distribution Date": March 21 and September 21 of each year, commencing September 21, 2000.

                  "Swap Agreement": The ISDA Master Agreement, the Schedule thereto and the Confirmation thereto, each dated as of April 12, 2000 between the Trust and the Swap Counterparty.

                  "Swap Counterparty":  Salomon Smith Barney Holdings, Inc.

                  "Swap Termination Date": Means the early termination date as defined in the Swap Agreement, which date may be designated as set forth in the Swap Agreement upon the occurrence of certain events including, but not limited to, (i) the third Business Day after the giving of notice of a payment default by the Swap Counterparty under the Swap Agreement, (ii) the thirtieth day after the giving of notice of any default by either party (other than any payment default) under the Swap Agreement, (iii) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform any obligation under, the Swap Agreement, (iv) the occurrence of certain tax events specified in the Swap Agreement or (v) any Term Assets Issuer fails to satisfy its reporting obligations under the Exchange Act.

                  "Term Assets": Means the security entitlements with respect to securities deposited with the Trust and identified on Schedule 1 hereto together with all cash, instruments, securities and other investment property arising therefrom, and shall include any asset backed securities substituted for the Term Assets and any asset backed securities or any Eligible Investments purchased with proceeds of any of the foregoing to the extent such proceeds are received from Affected Term Assets.

                  "Term Assets Credit Event": Means (i) as a result of a reduction in payments made to holders of the Term Assets, the Trust fails to make a payment owed to the Swap Counterparty pursuant to the Swap Agreement or
(ii) the stated amount of any of the Term Assets is reduced by the Term Assets Issuer thereof without a corresponding payment to the holder of such Term Asset.

                  "Term Assets Issuers":  The issuers of the Term Assets.

                  "Term Assets Payment Date": Means each date on which a scheduled payment is to be made on any of the Term Assets.

                  "Term Assets Price Return Amount": Means, as of any Term Assets Payment Date or the Swap Termination Date and two Business Days prior to the Final Scheduled Distribution Date, an amount equal to the difference between
(a) the lesser of (x) the Market Value of such Term Assets as of such date and
(y) the par amount of such Term Assets and (b) (i) in case of the first Term Assets Payment Date for any Term Assets, the par amount of such Term Assets, and
(ii) on all other Term Assets Payment Dates, the lesser of (x) the Market Value of such Term Assets as of the immediately preceding Term Assets Payment Date and
(y) the par amount of such Term Assets.

                  "Trust": TIERS(SM) Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3.

                  "Trust Assets": (i) the Term Assets, (ii) the Swap Agreement and (iii) the Eligible Investments owned by the Trust.

                  "Trust Termination Event": (a) the payment in full of all amounts due and payable under the Certificates on the Final Scheduled Distribution Date, (b) the sale of the Term Assets and Eligible Investments, if any, following a Swap Termination Date, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates, or (c) the sale of the Term Assets and Eligible Investments, if any, following a Term Assets Credit Event, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates.

         Section 2. Creation and Declaration of Trust; Grant of Term Assets; Acceptance by Trustee and Co-Trustee. (a) The Trust is hereby created under the laws of the Cayman Islands for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

                  (b) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Co-Trustee the Term Assets.

                  (c) The Depositor does hereby cause to be sold, transferred, assigned, set over and otherwise conveyed to the Co-Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets, and the Term Assets shall continuously be held by a trustee which satisfies the requirements of the TIA and Rule 3a-7 of the Investment Company Act of 1940. The Co-Trustee shall pay the purchase price for the Term

Assets by delivering to, or at the direction of, the Depositor, all of the Certificates.

                  (d) The Trustee and the Co-Trustee each hereby (i) acknowledges such sale and deposit, pursuant to subsections (b) and (c) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's or the Co-Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee or the Co-Trustee from its duties herein or therein.

                  Section 3. Designation; Authorization to Execute the Swap Agreement. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "TIERS(SM) Certificates." The Certificates shall be issued in one class, in the amount set forth in Section 5. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the authentication thereof by the Co-Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee or the Co-Trustee on or in respect of the Term Assets.

                  The Trustee is hereby authorized and directed by the Depositor to execute the Swap Agreement and each Certificateholder by accepting a Certificate acknowledges and agrees to the Trustee's execution of the Swap Agreement.

                  Section 4. Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee or the Co-Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

                  Section 5. Aggregate Par Amount and Denominations; Other Matters Concerning the Term Assets. On the Closing Date, up to 9,000,000 Certificates with an aggregate par amount of $90,000,000 may be authenticated and delivered under the Agreement and this Series Supplement. The aggregate Par Amount of the Certificates shall initially equal the principal amount of Term Assets sold to the Co-Trustee and deposited in the Trust. Such aggregate Par Amount shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Agreement. At any time, the Co-Trustee may, but in no case shall be obligated to, exchange the Term Assets for other asset backed securities rated in the highest rating categories of each of the Rating Agencies then rating the Certificates; provided that, in connection with any such exchange, (i) the consent of the Swap Counterparty is obtained, (ii) the exchange shall not result in the reduction or withdrawal by either Rating Agency of its then existing rating on the Certificates, (iii) the exchange shall not be made if the Term Assets would be sold at a loss, and (iv) the exchange shall not be inconsistent with the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 of the Investment

Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Any realized gain, resulting from, and not utilized in, the exchange of the then currently held Term Assets for such other asset backed securities shall be distributed to the Certificateholders on the Supplemental Distribution Date according to the provisions of Section 10(c) below.

                  In addition, the Swap Counterparty shall not direct the Trustee to purchase any investment (Eligible Investment or Term Asset) issued by any issuer if at the time of such purchase, and after giving effect to such purchase, the Trust would own assets issued by more than 9 different issuers, provided that this limitation shall not apply to obligations of the United States of America or obligations backed by the full faith and credit of the United States of America.

                  Section 6. Currency of the Certificates. All distributions on the Certificates shall be made in the Specified Currency.

                  Section 7. Form of Securities. The Co-Trustee shall authenticate and deliver the Certificates in the form of one or more global certificates registered in the name of the Depositary or its nominee.

                  Section 8. Administrative Agent; Sub-Administrative Agent. The provisions concerning Administrative Agent or Sub-Administrative Agent contained in the Agreement shall not apply and all references to any Administrative Agent or Sub-Administrative Agent contained therein shall be disregarded for all purposes hereunder.

                  Section 9. Certain Provisions of Base Corporate Trust Agreement Not Applicable. The provisions of Sections 3.12, 4.5(b), 4.5(c), 5.16,
5.17 and 9.1 of the Base Corporate Trust Agreement dated as of April 12, 2000 and any other provision of the Base Corporate Trust Agreement dated as of April 12, 2000 which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates.

                  Section 10. Distributions.

         (a) On the Final Scheduled Distribution Date, the Co-Trustee shall cause the sale of the Term Assets and Eligible Investments owned by the Trust for settlement on the Final Scheduled Distribution Date, and shall distribute the proceeds thereof (other than the proceeds of any Eligible Investments representing earnings on the Term Assets Price Return Amount, which shall be distributed to Certificateholders) to the Swap Counterparty to the extent such proceeds do not exceed the par amount of, plus accrued interest on, the Term Assets and Eligible Investments. On the Final Scheduled Distribution Date, the Co-Trustee shall distribute to the Certificateholders the amount received from the Swap Counterparty which is scheduled to be the Par Amount of the Certificates plus the Interest Distribution Amount then due on the Certificates.

         (b) The Co-Trustee shall distribute to the Swap Counterparty out of the payments it receives from each Term Assets Issuer on the date received the amounts to be paid, if any, to the Swap Counterparty pursuant to the Swap Agreement. Notwithstanding any provision in the

Base Corporate Trust Agreement to the contrary, the Co-Trustee shall invest all Term Assets Price Return Amounts received from the Swap Counterparty in Eligible Investments as directed in writing by the Depositor, and interest earned on such Eligible Investments shall be distributed to Certificateholders as set forth in
Section 10(c) below.

         (c) On each Supplemental Distribution Date, the Co-Trustee shall distribute (i) the earnings, if any, from Eligible Investments purchased from amounts paid by the Swap Counterparty which represent Term Assets Price Return Amounts, (ii) any Excess Investment Interest, plus (iii) any realized gains resulting from, and not utilized in, the exchange, if any, of the then currently held Term Assets for other asset backed securities as provided in Section 5 of this Series Supplement. Distributions of such earnings shall only be made if the distributions equal or exceed the Distribution Threshold. If such earnings do not equal or exceed the Distribution Threshold, the Co-Trustee shall reinvest such earnings in such Eligible Investments as the Co-Trustee has previously been directed in writing by the Depositor and distribute the same on the earlier of the date the Distribution Threshold is satisfied and the Final Scheduled Distribution Date.

         (d) On the date the Swap Counterparty notifies the Co-Trustee of the occurrence of a Swap Termination Date, the Co-Trustee shall cause the sale of the Term Assets and the Eligible Investments, and a payment equal to the market value of the Swap Agreement shall be made by the Co-Trustee to the Swap Counterparty or by the Swap Counterparty to the Co-Trustee, as the case may be; provided, however, that (a) the Co-Trustee shall have no obligation to make a payment to the Swap Counterparty to the extent that after such payment, the remaining proceeds from the sale of the Term Assets and Eligible Investments do not equal or exceed the aggregate Par Amount of the Certificates and (b) if such proceeds, plus any payment from the Swap Counterparty to the Co-Trustee, or minus any payment from the Co-Trustee to the Swap Counterparty, equals an amount less than the aggregate Par Amount of the Certificates, then the Swap Counterparty shall pay to the Co-Trustee an amount equal to such shortfall pursuant to the terms of the Swap Agreement. If a payment is to be made by the Co-Trustee to the Swap Counterparty, the payment shall be made from the proceeds of the sale of the Term Assets and the Eligible Investments on or prior to two Business Days after the Swap Termination Date, and the remainder of the proceeds shall be distributed to the holders of the Certificates on or prior to two Business Days after the Swap Termination Date.

         (e) Upon notification from the Swap Counterparty to the Co-Trustee of the occurrence of a Term Assets Credit Event, the Co-Trustee shall cause of sale of the Term Assets and Eligible Investments and use the proceeds thereof (other than the proceeds of any Eligible Investments representing earnings on the Term Assets Price Return Amount, which proceeds shall be paid to Certificateholders) to pay the Net Aggregate Term Assets Price Return Amount and any Settlement Amount (as defined in the Swap Agreement) owed to the Swap Counterparty pursuant to the terms of the Swap Agreement. Any remaining proceeds, together with any settlement amount paid by the Swap Counterparty to the Co-Trustee, shall promptly be distributed to Certificateholders following such payment to the Swap Counterparty.

         (f) If an amortization period occurs with respect to any Term Assets or payments of principal are made with respect to any Term Assets prior to the Final Scheduled Distribution Date, the principal payments received by the Co-Trustee shall be invested in other asset backed securities rated in the highest rating categories of each of the Rating Agencies then rating the Certificates as directed in writing by the Swap Counterparty or, if no such asset-backed securities are available, the Co-Trustee shall invest in Eligible Investments as directed in writing by the Swap Counterparty. Interest earnings on such asset-backed securities or Eligible Investments shall be paid to the Swap Counterparty up to an amount equal to the interest that would have been earned on the Term Assets had there been no amortization period or principal payments. Any Eligible Investments purchased with payments of principal on Affected Term Assets shall constitute a portion of the Term Asset which became an Affected Term Asset.

         (g) On the Final Scheduled Distribution Date or any Swap Termination Date, as the case may be, the Co-Trustee shall distribute to the Certificateholders the excess, if any, of the proceeds of the sale of the Term Assets and Eligible Investments over the par amount of the Term Assets and Eligible Investments.

         (h) The Co-Trustee agrees to make the payments referred to under
Section 6(b) and the other sections of the Confirmation to the Swap Agreement as and when required under the Swap Agreement, and agrees that the Term Assets and Eligible Investments shall not be sold except pursuant to Section 12(f) or to the extent necessary to make payments due under the Swap Agreement, and further agrees that only Eligible Investments (and not Term Assets) shall be sold to pay any Term Assets Price Return Amount due from the Co-Trustee to the Swap Counterparty.

         (i) Distributions to the Certificateholders on each Distribution Date shall be made to the Certificateholders of record on the Record Date.

         (j) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective Par Amounts as of the Record Date.

         (k) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Co-Trustee shall initiate payment in immediately available funds by not later than 2:30 P.M. (New York City time) or such earlier time as would allow the Depository to make payment on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Co-Trustee in writing fifteen days prior to such Distribution Date requesting that such payment shall be so made and designating the bank account to which such payments shall be so made. The Co-Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(k) unless a new instruction is delivered 15 days prior to a Distribution Date.

         (l) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Neither the Trustee nor the Co-Trustee shall in any way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Par Amounts.

         (m) Upon receipt of any Term Assets Price Return Amounts, any payments of principal on the Term Assets or at any other time the Trustee is holding uninvested funds, if the Depositor or the Swap Counterparty, as applicable, does not provide written investment directions to the Co-Trustee on the day any such funds are received (or if such funds are received after 5:00 P.M., on the next Business Day), any such funds shall be invested in the Eligible Investments specified in clause (b) of the definition thereof. In addition, on the day any such funds are received, or any funds are held uninvested, the Co-Trustee shall notify the Depositor and Swap Counterparty thereof in writing.

                  Section 11. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

         (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein, the obligations of the Trustee and the Co-Trustee shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee and the Co-Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

                  Section 12. Limitation of Powers and Duties. (a) The Trustee and any co-trustee shall administer the Trust and the Term Assets solely as specified herein and in the Agreement.

         (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets, any asset backed securities substituted for the Term Assets and any asset backed securities or any Eligible Investments purchased with principal proceeds of the Term Assets, and taking the other actions explicitly authorized hereunder. Neither the Co-Trustee nor any co-trustee is authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, neither the Trustee nor any co-trustee is authorized (i) except as explicitly provided herein, to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, (iii) to incur any indebtedness or (iv) to do anything that would materially increase the likelihood that the Trust will be considered to be engaged in a trade or business in the United States for federal income tax purposes.

         (c) The parties acknowledge that the Trustee has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Agreement or this Series Supplement. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the principal balances of the Term Assets) as the Term Assets were actually voted or not voted by the holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote would not materially increase the likelihood that the Trust will be considered to be engaged in a trade or business in the United States for federal income tax purposes. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Co-Trustee from the Certificateholders.

         (d) Notwithstanding any provision of the Agreement to the contrary, the Co-Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee and the Co-Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee and the Co-Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

         (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee and the Co-Trustee shall act as the Authenticating Agents, Paying Agents, and Registrar.

         (f) The Trustee shall have the power, at any time, to exchange the Term Assets for other asset backed securities rated in the highest rating category of at least one nationally recognized rating agency; provided that, in connection with any such exchange, the consent of the Swap Counterparty must be obtained, the exchange shall not result in the reduction or withdrawal by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services of its then existing rating on the Certificates, and the exchange shall not be inconsistent with the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 of the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

                  Section 13. Compensation of Trustee and Co-Trustee. The Trustee and the Co-Trustee shall be entitled to receive from the Depositor as compensation for their respective services hereunder, fees pursuant to a separate agreement among the Trustee, the Co-Trustee and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Co-Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and the Co-Trustee and their successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the Co-Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Co-Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Co-Trustee through the Trustee or the Co-Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the Co-Trustee or the termination of this Agreement.

                  Failure by the Depositor to pay, reimburse or indemnify the Trustee or the Co-Trustee shall not entitle the Trustee or the Co-Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee or the Co-Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee or the Co-Trustee in its individual capacity, and the Trustee or the Co-Trustee shall have no recourse against the Trust with respect thereto.

                  Section 14. Modification or Amendment. The Trustee shall not enter into any modification or amendment of the Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Agreement.

                  Section 15. Accounting. Pursuant to Section 4.2 of the Agreement, Reports to Certificateholders, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

                  Section 16. Reports to Certificateholders. The Depositor shall cause to be prepared and delivered to the Trustee or Co-Trustee an annual income statement for the Trust together with such other information as is necessary for the Holders of Certificates to make an effective qualified electing fund (or "QEF") election pursuant to section 1295 of the Code and to file IRS Form 5471 or any successor form. The Depositor shall cause such items to be delivered to the Trustee or Co-Trustee on or prior to each April 30, commencing April 30, 2001, and such items shall address the tax year for the Trust which ended on the March 31 immediately prior to such April 30. The Trustee shall cause such income statement and other information to be delivered to Holders of Certificates within five Business Days of receipt of the same from the Depositor. The Trustee or the Co-Trustee shall also (as soon as practicable) cause a copy of the executed IRS Form 8832 to be delivered to all persons who were Holders of the Certificates during the Trust's first taxable year. The Trustee shall notify the Depositor on or about each March 31 of the Depositor's obligation to provide such income statement and other information.

                  Section 17. No Event of Default. There shall be no Events of Default defined with respect to the Certificates.

                  Section 18. Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Co-Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to The Bank of New York Trust Company (Cayman) Limited, Butterfield House, Fort Street, P.O. Box 705, George Town, Grand Cayman, Cayman Islands with a copy to The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, Attention: Global Structured Products Unit, facsimile number (212) 815-3522 or (212) 815-4803, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

         (b) For purposes of delivering notices to the Rating Agency under
Section 10.7, Notice to Rating Agency, of the Agreement or otherwise, such notices shall be mailed or delivered as provided in Section 10.7, Notice to Rating Agency, to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

         (c) Notwithstanding any provisions of the Agreement to the contrary, the Trustee and the Co-Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Co-Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

         (d) Upon receipt of notice from the Calculation Agent that a Successor Index has been chosen, the Co-Trustee will cause notice thereof to be furnished to the Certificateholders.

                  Section 19. Access to Certain Documentation. Access to documentation regarding the Term Assets shall be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Agreement, Access to Certain Documentation. Additionally, the Trustee and the Co-Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

                  Section 20. Advances. There is no Administrative Agent specified herein; hence no person shall be permitted or obligated to make Advances as described in Section 4.3 of the Agreement.

                  Section 21. Ratification of Agreement. With respect to the Series issued hereby, the Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

                  Section 22. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  Section 23. Governing Law. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands applicable to agreements made and to be performed entirely therein without reference to such Cayman Islands' principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 24. Certificate of Compliance. The Depositor shall deliver to the Trustee and the Co-Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Corporate Trust Agreement.

                  Section 25. Tax Year of Trust. The Trust shall have a tax year which commences on April 1 of a year and ends on March 31 of the following year; provided that, the initial tax year for the Trust shall commence on April 12, 2000 and end on March 31, 2001.

                  Section 26. Matters Concerning the Co-Trustee. The Co-Trustee shall be an Authenticating Agent for the Certificates and shall continuously maintain a Responsible Officer for the Trust.

                  Section 27. Notice to Depositor and Others Regarding Reports. The Trustee agrees to provide a copy to the Depositor and Orrick, Herrington & Sutcliffe LLP of each report sent to Holders of Certificates as well as a notice on each March 31 commencing March 31, 2000 as to whether any distributions were made to Holders of the Certificates.

                  IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.

Executed as a Deed                         THE BANK OF NEW YORK TRUST COMPANY
by ________________________                (CAYMAN) LIMITED, as Trustee
on behalf of
THE BANK OF NEW YORK TRUST
COMPANY (CAYMAN) LIMITED, as Trustee
                                           By:__________________________________
                                               Authorized signatory

In the presence of

__________________________
Authorized signatory
Witness

Executed as a Deed                         STRUCTURED PRODUCTS CORP., as
by Matthews R. Mayers                      Depositor

on behalf of                               By:__________________________________
STRUCTURED PRODUCTS CORP.,                     Authorized Signatory
as Depositor

In the presence of

__________________________
Timothy Beaulac
Witness

Executed as a Deed                         Accepted and Agreed to:
by________________________                 THE BANK OF NEW YORK, as Co-Trustee
on behalf of
THE BANK OF NEW YORK, as Co-Trustee
                                           By:____________________________
                                               Authorized signatory

In the presence of

__________________________
Authorized signatory
Witness

ACCEPTANCE BY CALCULATION AGENT:



         Salomon Smith Barney Holdings, Inc. hereby accepts the duties and obligations of the Calculation Agent set forth in this Series Supplement as of the date set forth above.



                                      SALOMON SMITH BARNEY HOLDINGS, INC.

                                      By: ______________________________________
                                      Its: _____________________________________

                                   APPENDIX A

                          IDENTIFICATION OF TERM ASSETS

Issuer:                           MBNA Master Credit Card Trust    MBNA Master Credit Card Trust
                                  II                               II

Term Assets:                      Class A Floating Rate Asset      Class A Floating Rate Asset
                                  Backed Certificates, Series      Backed Certificates, Series
                                  1999-L                           1999-D

Original Principal Amount
Issued:                           U.S. $637,500,000                U.S. $425,000,000

CUSIP No.:                        55262TEW9                        55262TEE9

Stated Interest Rate:             One Month LIBOR + 0.25%          One Month LIBOR + 0.19%

Interest Payment Dates:           Monthly on the 15th              Monthly on the 15th

Principal Amount of Term Assets
Under the Trust Agreement:        U.S. $25,000,000                 U.S. $10,000,000

Issuer:                           MBNA Master Credit Card Trust    MBNA Master Credit Card Trust
                                  II                               II

Term Assets:                      Class A Floating Rate Asset      Class A Floating Rate Asset
                                  Backed Certificates, Series      Backed Certificates, Series
                                  1998-G                           1996-G

Original Principal Amount
Issued:                           U.S. $637,500,000                U.S. $425,000,000

CUSIP No.:                        55262TDP5                        55262TBL6

Stated Interest Rate:             One Month LIBOR + 0.13%          One Month LIBOR + 0.18%

Interest Payment Dates:           Monthly on the 15th              Monthly on the 15th

Principal Amount of Term Assets
Under the Trust Agreement:        U.S. $10,000,000                 U.S. $45,000,000


         The above summary is qualified in its entirety by reference to the Term Assets Prospectuses. Neither the Depositor nor any of its affiliates make any representation about the completeness, accuracy or timeliness of information in the Term Assets Prospectuses.

AVAILABLE INFORMATION

         Each Term Assets Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Term Assets Issuers with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of any stock exchange on which a Term Assets Issuer' securities are listed.

                                    EXHIBIT B
                  TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Maximum Number of TIERS(SM) Certificates            Up to 9,000,000

Aggregate Par Amount
   of TIERS(SM) Certificates:                       $90,000,000

Authorized Denomination:                            $10 and integral multiples thereof

Rating Agencies:                                    Standard & Poor's Ratings Services and Moody's Investors
                                                    Service, Inc.

Closing Date:                                       April 12, 2000

Payment on the Final Scheduled Distribution Date    $10 plus the Interest Distribution Amount, if any.

Final Scheduled Distribution Date:                  March 21, 2005

Record Date:                                        With respect to any Distribution Date, the day immediately preceding such Distribution Date.

Trustee's and Co-Trustee's Fees:                    The Trustees and the Co-Trustee's shall be payable by the Depositor pursuant to a separate fee agreement among the Trustee, the
                                                    Co-Trustee and the Depositor.

Initial Certificate Registrar:                      The Bank of New York Trust Company (Cayman) Limited and The Bank
                                                    of New York.

Corporate Trust Office:                             The Bank of New York Trust Company (Cayman) Limited
                                                    c/o The Bank of New York
                                                    101 Barclay Street, 21W
                                                    New York, NY 10286
                                                    Attention:  Global Structured Products Unit, Regarding TIERS(SM)
                                                    Principal-Protected Asset Backed Certificates Trust Series
                                                    Nasdaq  2000-3

                                                                       EXHIBIT C

                              FORM OF CERTIFICATES

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR, THE TRUSTEE, THE CO-TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER R-1                                    9,000,000 Certificates
CUSIP: G88653103                                $90,000,000 Aggregate Par Amount

                              TIERS(SM) CERTIFICATES

         THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERS(SM) Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3 (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

         The Trust was created pursuant to a Base Corporate Trust Agreement, dated as of April 12, 2000 (the "Corporate Trust Agreement"), between the Depositor and The Bank of New York Trust Company (Cayman) Limited, a Cayman Islands bank, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the TIERS(SM) Asset Backed Supplement Series Nasdaq 2000-3 dated as of April 12, 2000 (the "Series Supplement" and, together with the Agreement, the "Corporate Trust Agreement"), between the Depositor and the Trustee, each as accepted by The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Co-Trustee (the "Co-Trustee"). This Certificate does not purport to summarize the Corporate Trust Agreement and reference is hereby made to the Corporate Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee with respect hereto. A copy of the Corporate Trust Agreement may be obtained from the Co-Trustee by written request sent to The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286,
Attention: Global Structured Products Unit, facsimile number (212)

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
815-5915 or (212) 815-3522. Capitalized terms used but not defined herein have the meanings assigned to them in the Corporate Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "TIERS(SM) Certificates" (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Corporate Trust Agreement, to which Corporate Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets, the Swap Agreement and the Eligible Investments held by the Trust.

         Under the Corporate Trust Agreement, there shall be distributed on the dates specified in the Corporate Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions to be distributed to Certificateholders on such Distribution Date.

         The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Corporate Trust Agreement.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Corporate Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

         Each Certificateholder, by its acceptance of a Certificate, agrees that for the purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon, gross or net income, it will treat the Trust as a foreign corporation that is not engaged in a trade or business in the United States for federal income tax purposes, and agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with such characterization.

         The Corporate Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Co-Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Corporate Trust Agreement or be valid for any purpose.

         A copy of the Corporate Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS, WITHOUT REFERENCE TO ITS CONFLICT OF


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LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Co-Trustee has caused this Certificate to be duly authenticated by its manual or facsimile signature.

                                THE BANK OF NEW YORK, not in its individual capacity but solely as Co-Trustee and Authenticating Agent



                                By:_____________________________________________
                                             Authorized Signatory


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